EXHIBIT 21

                        SUBSIDIARIES OF THE COMPANY
                        ---------------------------
                             DECEMBER 31, 2001
                             -----------------

                                                         State or Country
                     Name                                of Incorporation
                     ----                                ----------------

Domestic
--------
   Ayerst-Wyeth Pharmaceuticals Incorporated                Delaware
   Cyanamid International Corporation Limited               Delaware
   Greenwich Holdings Inc.*                                 Delaware
   MDP Holdings, Inc.                                       Delaware
   Route 24 Holdings, Inc.                                  Delaware
   American Cyanamid Company                                Maine
   Wyeth-Ayerst International Inc.                          New York
   Wyeth-Ayerst Pharmaceuticals, Inc.                       New York
   Wyeth-Ayerst Lederle, Inc.                               Puerto Rico
   Wyeth-Whitehall Pharmaceuticals, Inc.                    Puerto Rico
   Berdan Insurance Company                                 Vermont


Foreign
-------
   Laboratorios Wyeth-Whitehall Ltda.                       Brazil
   Wyeth-Ayerst Canada Inc.                                 Canada
   John Wyeth & Brother Limited                             England
   Wyeth-Lederle                                            France
   Wyeth-Pharma GmbH                                        Germany
   AHP Finance Ireland Limited                              Ireland
   Wyeth Lederle S.p.A.                                     Italy
   Wyeth Lederle Japan, Ltd.                                Japan
   Wyeth S.A. de C.V.                                       Mexico
   AHP Manufacturing B.V.                                   Netherlands
   Wyeth Philippines, Inc.                                  Philippines
   Wyeth Nutritionals (Singapore) Pte. Ltd.                 Singapore
   Wyeth Pharmaceuticals (Singapore) Pte. Ltd.              Singapore
   Wyeth Farma S.A.                                         Spain
   Wyeth Lederle Nordiska A.B.                              Sweden
   Dimminaco AG                                             Switzerland
   Cyanamid Taiwan Corporation                              Taiwan

There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

* Sold to Immunex Corporation on January 2, 2002